Exhibit 99.2

Risks Related to this Offering

We may use the proceeds of this offering in ways with which you may disagree.

We intend to use the proceeds from this offering to make selective investments in the life settlement asset class, including by lending against portfolios of policies that we believe have attractive underwriting and cash flow characteristics and by strategically acquiring life insurance policies in the secondary and tertiary markets. We may also use a portion of the proceeds to pay the premiums on certain life insurance policies that we own and for general corporate purposes, including working capital. Accordingly, we will have significant discretion in the use of the proceeds of this offering, and it is possible that we may allocate the proceeds differently than investors in this offering desire, or that we will fail to generate the desired return on investment or expected cash flows. You will be relying on the judgment of our management with regard to the use of the proceeds from the offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

Additionally, we may not be able to successfully implement our lending strategy and any loans that we make may be to borrowers that are otherwise unable to obtain financing from public capital markets or from traditional credit sources, such as commercial banks. Loans made to such borrowers generally entail higher risks than loans made to borrowers who have larger businesses, greater financial resources or are otherwise able to access traditional credit sources. There can also be no assurance that, should we need to exercise our rights as lender in a default scenario, we will have adequate funds to continue to pay premiums on policies that serve as collateral for any loans that we make, which could contribute to policy lapses and have a material adverse impact on our results of operations and ability to repay the Notes upon maturity.

No market currently exists for the Notes and an active trading market may not develop.

The Notes are a new issue of securities with no established trading market and we cannot assure you that a market will develop or that you will be able to sell your Notes easily.

The liquidity of any market for the Notes will depend upon various factors, including:

•	the number of holders of the Notes;

•	the interest of securities dealers in making a market for the Notes;

•	the overall market for debt securities;

•	our financial performance and prospects; and

•	the prospects for companies in our industry generally.

Accordingly, we cannot assure you that an active trading market will develop for the Notes. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates and other factors, including those listed above.

We may not have sufficient funds to pay our debt and other obligations.

Our cash, cash equivalents, short-term investments and operating cash flows may be inadequate to meet our obligations under the Notes or our other obligations. In addition, we are not able to borrow money under our Revolving Credit Facility to pay interest or principal on the Notes. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on the Notes, we will be in default under the Notes, which could cause defaults under any other of our indebtedness then outstanding. Any such default would have a material adverse effect on our business, prospects, financial condition and operating results. There may be other events that could hurt our financial condition that would not entitle you to have your Notes repurchased by us.

The Notes will be effectively subordinated to the payments required under the Revolving Credit Facility as well as any secured debt incurred in the future and the cash generated from the policies securing the Revolving Credit Facility may not be used to pay the Notes.

The lenders under our Revolving Credit Facility may foreclose on the life insurance policies securing the facility in the event of any default under the facility and any cash generated from such policies will generally not be available to us to repay the Notes. Accordingly, we may not be able to repay the Notes even if we experience a high number of mortalities from the insureds under the life insurance policies securing the Revolving Credit Facility. In the event of our bankruptcy, liquidation or similar proceeding, the lenders under the Revolving Credit Facility will be entitled to proceed against life insurance policies securing the facility and any other secured lenders will be entitled to proceed against the assets securing such debt, and such collateral will not be available for payment of unsecured debt, including the Notes. As a result, the Notes will be effectively subordinated to our Revolving Credit Facility and any future secured debt. In addition, because we are a holding company which conducts substantially all of our operations through our subsidiaries, the right of us, and therefore the right of creditors of ours, including the holders of the Notes, to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that claims of us as a creditor of the subsidiary may be recognized.

The indenture under which the Notes will be issued will contain limited protection for holders of the Notes.

The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on your investment in the Notes. In particular, the terms of the indenture do not place any restrictions on our or our subsidiaries’ ability to:

•	issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries;

•	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes, including subordinated indebtedness;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•	make investments; or

•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the indenture will only require us to offer to purchase the Notes in connection with a fundamental change.

Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, if any, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity.

Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Other debt that we may issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

The Notes do not require us to achieve or maintain minimum financial results, the lack of which could negatively impact holders of the Notes.

The Notes do not require us to achieve or maintain any minimum financial results relating to our financial condition or results of operations. Our ability to recapitalize and take a number of other actions that are not limited by the terms of the indenture and the Notes could have the effect of diminishing our ability to make payments on the Notes when due.

We could enter into various transactions that could increase the amount of our outstanding debt, or adversely affect our capital structure or potential credit rating, or otherwise adversely affect holders of the Notes.

Subject to certain exceptions, the terms of the Notes do not prevent us from entering into a variety of acquisition, divestiture, refinancing, recapitalization or other highly leveraged transactions. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or potential credit rating or otherwise adversely affect the holders of the Notes.

The Notes are not rated and the issuance of a credit rating could adversely affect the market price of the Notes.

At their issuance, the Notes will not be rated by any credit rating agency. Following their issuance, the Notes may be rated by one or more of the credit rating agencies. If the Notes are rated, the rating could be lower than expected, and such a rating could have an adverse effect on the market price of the Notes. Furthermore, credit rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Notes. Any real or anticipated downgrade or withdrawal of any ratings of the Notes could have an adverse effect on the market price or liquidity of the Notes.

Ratings reflect only the views of the issuing credit rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the Notes. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Notes may not reflect all risks related to us and our business or the structure or market value of the Notes.

Changes in the credit markets could adversely affect the market price of the Notes.

Following the offering, the market price for the Notes will be based on a number of factors, including:

•	the prevailing interest rates being paid by other companies similar to us; and

•	the overall condition of the financial markets.

The condition of the credit markets and prevailing interest rates have fluctuated in the past and can be expected to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price and liquidity of the Notes.

An increase in market interest rates could result in a decrease in the relative value of the Notes.

In general, as market interest rates rise, Notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these Notes and market interest rates increase, the market values of your Notes may decline. We cannot predict the future level of market interest rates.

We will be required to obtain shareholder approval to issue all of the shares that are issuable upon conversion of the Notes, and we will settle any conversions of Notes prior to obtaining such approval by paying a combination of cash and stock to the converting holders.

Pursuant to Section 312.03 in the NYSE Listed Company Manual, we must receive the approval of the holders of our outstanding shares of common stock for the issuance of shares of our common stock, or of other securities convertible into or exercisable for shares of our common stock, in any transaction or series of related transactions if the number of shares of our common stock to be issued is equal to or in excess of 20% of the number of shares of our common stock outstanding as of the initial issuance of the Notes in this offering. Because the Notes are initially convertible in full into more than 20% of the number of shares of our outstanding common stock, our ability to issue shares of our common stock upon a conversion of Notes prior to our obtaining such shareholder approval will be subject to an aggregate cap equal to 19.99% of our outstanding common stock as of the date of initial issuance of the Notes, and the number of shares of our common stock a holder of Notes receives upon conversion will be subject to a “conversion share cap” (equivalent to the pro rata portion of the aggregate share cap represented by the Notes to be converted). Holders who are either affiliated with our directors or executive officers or are owners of 5% or more of our common stock will be subject to additional limitations on the number of shares of our common stock that may be delivered to them with respect to a conversion of Notes they own prior to shareholder approval. We have agreed to seek the approval of the holders of our outstanding shares of our common stock to issue shares of our common stock in excess of the aggregate share cap by not later than the next regularly scheduled meeting of our shareholders. If such approval is not obtained at such meeting, we have agreed to continue to seek such approval at each subsequent annual or special meeting of our shareholders until the earlier of the date on which such approval is no longer required under the listing standards of the NYSE or the conversion of all outstanding Notes. There is no assurance that such approval will be obtained by a specified date or at all.

Upon any conversion of the Notes prior to the earlier of the date on which we obtain the approval of our shareholders to issue a number of shares of our common stock in excess of the aggregate share cap or the date on which shareholder approval is no longer required under the listing standards of the NYSE, we will, unless we elect otherwise, pay the conversion value to the holder of each converted Note using “combination settlement,” with a specified dollar amount per $1,000 principal amount of Notes of at least $1,000 for all Notes surrendered for conversion, which means we will be obligated to settle our conversion obligation by paying up to the specified dollar amount with respect to such Notes in cash and delivering shares of our common stock with respect to the conversion value in excess of such specified dollar amount (subject to the conversion share cap), and we will pay cash for any excess conversion value above the conversion share cap. The conversion share cap for a holder who is affiliated with one of our directors or executive officers may not exceed 1.0% of our outstanding common stock on the date the Notes are initially issued. Similarly, the conversion share cap for a holder who owns 5.0% or more of our common stock may not exceed 5.0% of our outstanding common stock on the date the Notes are initially issued. Noteholders who receive cash in lieu of shares of our common stock upon conversion will not participate in any appreciation in the value of our common stock after the conversion date unless they elect to reinvest the cash proceeds they receive in our common stock.

Prior to the earlier of (i) the date on which we receive shareholder approval to issue shares of our common stock in excess of the aggregate share cap upon conversion of the Notes, (ii) the date on which shareholder approval is no longer required under the listing standards of the NYSE or (iii) August 15, 2018, holders will only be able to convert their Notes upon satisfaction of certain conditions.

Prior to the earlier of (i) the date on which we receive shareholder approval to issue shares of our common stock in excess of the aggregate share cap upon conversion of the Notes, (ii) the date on which shareholder approval is no longer required under the listing standards of the NYSE or (iii) August 15, 2018, holders may only surrender their Notes for conversion upon satisfaction of one or more of the following conditions:

•	during any calendar quarter beginning after March 31, 2014 (and only during such calendar quarter) if, and only if, the closing sale price per share of our common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price per share of our common stock in effect on the applicable trading day;

•	during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the Notes was less than 98% of the product of the closing sale price per share of our common stock on each such trading day multiplied by the applicable conversion rate in effect on the applicable trading day;

•	during prescribed periods upon the occurrence of certain distributions by us or of certain transactions involving a consolidation, merger, binding share exchange or a sale, lease or other transfer of all or substantially all of our consolidated assets, specified transactions described under “— Conversion upon Specified Transactions”; or

•	if our shares of common stock are not listed on a national or regional securities exchange for 30 consecutive trading days.

It is possible that we will not obtain shareholder approval before August 15, 2018, and that none of the foregoing conditions will be satisfied before that date; therefore, holders of Notes may not have the right to convert their Notes at all before August 15, 2018.

We may not have the cash necessary to settle the conversions of the Notes in combination settlements or to repurchase the Notes when required.

Prior to the earlier of the date on which we receive the approval of our shareholders to issue shares of common stock upon conversion of the Notes in excess of the aggregate share cap or the date on which such shareholder approval is no longer required, holders may only surrender their Notes for conversion for a combination of cash and common stock at the applicable conversion rate (see “Description of Notes — Conversion Rights — Payment Upon Conversion”). In addition, holders of the Notes will have the right to require us to repurchase the Notes upon the occurrence of a fundamental change at 100% of their principal amount, plus accrued and unpaid interest (including additional interest), if any, as described under “Description of the Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes.” However, we may not have enough available cash to pay any such cash amounts upon conversion, or make the required repurchase of the Note at the applicable time and, in such circumstances, may not be able to obtain the necessary financing on favorable terms. In addition, our ability to pay cash upon conversion or to repurchase the Notes may be limited by law or by the agreements governing our indebtedness that exist at the time of the conversion or the repurchase, as the case may be. Our failure to pay the conversion consideration or to repurchase the surrendered Notes at a time when the conversion consideration or repurchase is required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself, in the case of the repurchase of the Notes, could also lead to a default under the agreements governing our other indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and to pay the conversion consideration or to repurchase the Notes, as the case may be.

The adjustment to the conversion rate for the Notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your Notes as a result of such transaction.

If a make-whole fundamental change occurs prior to maturity, under certain circumstances, we will increase the conversion rate by a number of additional shares of common stock for the Notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the make-whole fundamental change occurs or becomes effective and the price paid (or deemed paid) per share of common stock in such fundamental change, as described below under “Description of Notes — Conversion Rights — Adjustment to Shares Delivered Upon Conversion Upon a Make-whole Fundamental Change.” The adjustment to the conversion rate for the Notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your Notes as a result of such fundamental change. In addition, if the price of our common stock in the transaction is greater than $40.00 per share or less than $5.41 per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the total number of additional shares of common stock issuable upon conversion as a result of this adjustment exceed 184.8429 per $1,000 principal amount of the Notes, subject to adjustment in the same manner as the conversion rate as set forth under “Description of the Notes — Conversion Rights — Conversion Rate Adjustments.”

Our obligation to increase the conversion rate upon the occurrence of a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the Notes or to increase the conversion rate of the Notes.

Upon the occurrence of a make-whole fundamental change, you have the right to require us to repurchase your Notes and may have the right to convert your Notes with an increased conversion rate. However, the definition of the term “make-whole fundamental change” is limited to only certain transactions or events. Therefore the make-whole fundamental change provisions will not afford protection to holders of Notes in the event of other transactions or events that do not constitute a make-whole fundamental change but that could nevertheless adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the Notes or providing you with the right to convert your Notes at an increased conversion rate. In the event of any such transaction, the holders would not have the right to require us to repurchase the Notes or to convert the Notes with an increased conversion rate, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings or otherwise adversely affect the value of the Notes.

The market price of the Notes could be significantly affected by the market price of our common stock, which may fluctuate significantly.

We expect that the market price of the Notes (if there is a market for the Notes) or the value of the Notes (if there is no market for the Notes) will be significantly affected by the market price of our common stock. If there is a market for the Notes, this may result in greater volatility in the trading value for the Notes than would be expected for nonconvertible debt securities we may issue. Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common stock.

Future sales of our common stock in the public market or the issuance of securities senior to our common stock will dilute the ownership interest of all other shareholders and could adversely affect the trading price of our common stock and the value of the Notes and our ability to raise funds in new stock offerings.

Future sales of substantial amounts of our common stock or equity-related securities in the public market, in connection with acquisitions or in other transactions, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and the value of the Notes and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future sales of shares of common stock or the availability of shares of common stock for future sale will have on the trading price of our common stock or the value of the Notes. The price of our common stock could be affected by possible sales of our common stock by investors who view the Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading price of the Notes if there is a market therefor. An active or liquid trading market for the Notes may not develop.

Resales of the Notes and the shares of common stock issuable upon conversion of the Notes are subject to significant restrictions.

We are selling the Notes under an exemption from registration requirements under applicable federal and state securities laws. Neither the Notes nor any shares of our common stock issuable upon conversion of the Notes have been registered under the Securities Act or any state securities laws. We are not obligated, and do not intend, to file a registration statement for the resale of the Notes or any shares of common stock issuable upon conversion of the Notes after the offering unless requested by a purchaser who may be deemed to be our affiliate. See “Description of Notes — Limited Registration Rights; Additional Interest.” Accordingly, the Notes and any shares of our common stock issuable upon conversion of the Notes may only be offered or sold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of applicable federal and state securities laws. The restrictions on transfer applicable to the Notes and any shares of common stock issuable upon conversion of the Notes may affect your ability to resell such securities or reduce the price you receive in doing so. By purchasing the Notes, you will be deemed to have made certain acknowledgments, representations and agreements relating to these transfer restrictions, as set forth in “Transfer Restrictions.”

You may have to pay taxes with respect to distributions on our common stock that you do not receive.

The conversion price of the Notes will be adjusted for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See “Description of Notes — Conversion Rights.” If the conversion rate is adjusted as a result of a distribution that is taxable to our common shareholders, such as a cash dividend, you may be required to include an amount in income for federal income tax purposes, notwithstanding the fact that you do not receive such distribution. In addition, Non-U.S. Holders (as defined in “Material United States Federal Income Tax Considerations”) of the Notes may, in certain circumstances, be deemed to have received a distribution subject to United States federal withholding tax requirements.

Timing and character of your income is based on our treatment of the Notes as non-contingent debt instruments for U.S. federal income tax purposes, which may be different than what the Internal Revenue Service may determine.

As described in the heading “Description of Notes — Events of Default” and “— Limited Registration Rights; Additional Interest,” we may be obligated to pay amounts in excess of stated interest and principal on the Notes in certain events. We intend to take the position that the Notes will not be treated as contingent payment debt instruments for federal income tax purposes because of the possibility of such additional payments is remote as defined within applicable Treasury Regulations. The Internal Revenue Service (the “IRS”), however, may take a position contrary to our position, which could affect the timing and character of your income and the timing and deductions with respect to the Notes. See “Material United States Federal Income Tax Considerations” for tax discussion of U.S. Holders and Non-U.S. Holders.

As a holder of Notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions, if any, on our common stock), but you will be subject to all changes affecting our common stock. You will have the rights with respect to our common stock only when we deliver shares of common stock to you upon conversion of your Notes and, in limited cases, under the conversion rate adjustments applicable to then. For example, if an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the delivery of common stock, if any, to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The conversion rate of the Notes may not be adjusted for all dilutive events that may occur.

The conversion rate of the Notes is subject to adjustment for certain events as described under “Description of Notes — Conversion Rights — Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or stock issuances for cash that may adversely affect the trading price of the Notes or the common stock. An event that adversely affects the value of the Notes may occur, and that event may not result in an adjustment to the conversion rate. See “Description of Notes — Conversion Rights — Conversion Rate Adjustments.”

Registration Rights

We have agreed that we will register for resale the Notes and the underlying shares of common stock issuable upon conversion of the Notes, as well as other shares of common stock, held by purchasers who may be deemed to be affiliates of our company, if any such purchaser should request such a registration. Upon receipt of such a request, we will use our commercially reasonable efforts to file a registration statement within 90 days after our receipt of the request, provided that we will not be required to file the registration before the 180th day after we become eligible to use Form S-3 for the resale registration statement. We will use our commercially reasonable efforts to cause such resale registration statement to be declared effective as soon as practicable after filing.